DENMARK BANCSHARES, INC.

EXHIBIT (3.1)

Articles of Incorporation

Article I

The name of the corporation shall be Denmark Bancshares, Inc.

Article II

The purpose of the corporation shall be to engage in any lawful activity within the purpose for which corporations may be organized under the Wisconsin Business Corporation Law, Chapter 180, Wisconsin Revised Statutes, and its period of existence shall be perpetual.

Article III

The number of shares which it shall have authority to issue is 12,000 shares of common stock without par value.

Article IV

The address of the initial registered office of the corporation is 103 Main Street, P.O. Box 218, Denmark, Wisconsin 54208.

Article V

The name and address of the initial registered agent is Darrell R. Lemmens, 103 Main Street, P.O. Box 218, Denmark, 54208.

Article VI

The minimum amount of consideration for its shares received by the corporation before it shall commence business is $500.00.

Article VII

The number of directors constituting the board of directors shall be as fixed by the By-Laws, and shall be not less than nine (9) directors.

Article VIII

The name and address of the incorporator is Darrell R. Lemmens, 103 Main Street, P.O. Box 218, Denmark, Wisconsin 54208.

Executed in duplicate on the 16th day of June 1983.

/s/ Darrell R. Lemmens

Articles of Amendment

To

Articles of Incorporation

Of

Denmark Bancshares, Inc.

Darrell R. Lemmens, as the sole incorporator of the corporation named Denmark Bancshares, Inc., in lieu of action by the shareholders, hereby amends the Articles of Incorporation of Denmark Bancshares, Inc. by deleting Article VII of the Articles of Incorporation and substituting therefore the following:

Article VII

The number of directors constituting the initial board of directors shall be eight (8), and thereafter the number of directors shall be such number as may be fixed from time to time by the By-Laws. The names and addresses of the initial board of directors are as follows:

Joseph J. DePrey Route 3, Green Bay, WI 54301

Albert Konop Route 1, Denmark, WI 54208

Darrell R. Lemmens 475 Sunset Ct., Denmark, WI 54208

Ervin Leiterman 425 Sunset Ct., Denmark, WI 54208

B.E. Mleziva 225 Woodrow, Denmark, WI 54208

Norman Tauber 492 Grand Ave., Denmark, WI 54208

Mark E. Looker 490 Sunset Ct., Denmark, WI 54208

C.J. Stodola 633 So. Van Buren, Green Bay, WI 54301

Darrell R. Lemmens states that this amendment is pursuant to Section 180.49(4) Wis. Stats., and certifies as follows:

  That no shares of the corporation have been issued.
  That the effective time of this amendment shall be the time recorded.
  That the corporation has a seal which is affixed hereto.
  That in all other respects the initial Articles of Incorporation shall remain in full force and effect.

Executed in duplicate on the 9th day of November 1983.

/s/ Darrell R. Lemmens

Articles of Amendment

To

Articles of Incorporation

Of

Denmark Bancshares, Inc.

Article III is amended in its entirety to provide as follows:

Article III

The number of shares which it shall have authority to issue is 320,000 shares of common stock without par value.

Amendments to the articles of incorporation adopted by the Board of Directors and Shareholders (In accordance with sec. 180.1003, Wis. Stats.) on January 22, 1991.

Executed on behalf of the corporation on January 22, 1991.

/s/ Darrell R. Lemmens

President

Articles of Amendment

To

Articles of Incorporation

Of

Denmark Bancshares, Inc.

Article VII of the Articles of Incorporation of Denmark Bancshares, Inc., a corporation organized and existing under Chapter 180 of the Wisconsin Statutes (the "Corporation"), is hereby amended and restated and Article IX of the Articles of Incorporation is hereby added to read as follows, and except as so amended, the Articles of Incorporation of the Corporation shall remain in full force and effect:

Article VII
    The board of directors shall consist of such number of directors as is fixed from time to time in the manner provided in the Bylaws. The number of directors may be increased or decreased from time to time in the manner provided in the Bylaws, but no such decrease shall have the effect of shortening the term of any incumbent director.
    The board of directors shall be divided into three (3) classes in the manner provided in the Bylaws.

Article IX

The shareholders of the corporation may adopt or amend a Bylaw that fixes a greater voting requirement for shareholders or voting groups than is provided by the Wisconsin Business Corporation Law.

The undersigned President of Denmark Bancshares, Inc. hereby certifies as follows:

    The foregoing amendments to the Articles of Incorporation of the corporation were duly adopted by the Corporations Board of Directors on January 13, 1993 and Shareholders on January 26, 1993 in accordance with Section 180.1003 of the Wisconsin Business Corporation Law.
    The foregoing amendments to the Articles of Incorporation of the Corporation do not provide for an exchange, reclassification, or cancellation of issued shares nor effect any change in the number of authorized shares of the Corporation.
    The foregoing amendments to the Articles of Incorporation of the Corporation shall be effective at 2:17 p.m. on January 26, 1993.

IN WITNESS WHEREOF, the undersigned President of the Corporation has executed these Articles of Amendment on behalf of the Corporation as of the 26th day of January, 1993.

By: /s/ Darrell R. Lemmens

President

Articles of Amendment

To

Articles of Incorporation

Of

Denmark Bancshares, Inc.

The undersigned authorized officer of Denmark Bancshares, Inc., a Wisconsin corporation ("Corporation") incorporated under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, hereby certifies that, in accordance with all applicable provisions of the Wisconsin Business Corporation Law, as described below:

    The Board of Directors of the Corporation has adopted the following resolution:

    RESOLVED, that the Articles of Incorporation of the Corporation filed in the office of the Wisconsin Department of Financial Institutions on June 23, 1983 be amended by striking Article III thereof in its entirety and replacing therefore the following:

    Article III

    The number of shares which it shall have authority to issue is 640,000 shares of common stock without par value.

    Each share of common stock immediately prior to the effective date of the amendment (the "Record Date"), whether issued or unissued, shall be changed into two (2) shares on the Record Date. Certificates evidencing shares of common stock prior to the Record Date shall continue to evidence the same number of shares that such certificates evidenced prior to the Record Date, and new certificates shall be distributed to evidence the additional shares resulting from such change.
    The foregoing amendment was adopted by the Board of Directors of the Corporation on March 26, 2002 in accordance with Section180.1002 (6) of the Wisconsin Statutes
    These Articles of Amendment shall be effective at the close of business on June 11, 2002.

IN WITNESS WHEREOF, the undersigned has executed and subscribed these Articles of Amendment on behalf of the Corporation and does affirm the foregoing as true of the 26th day of March, 2002.

/s/ Darrell R. Lemmens

Darrell R. Lemmens

President and Principal Executive Officer